UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2025

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

241 18th Street South, Suite 650

Arlington, Virginia 22202

(Address of Principal Executive Offices)

(703) 418-2828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on May 1, 2025, AeroVironment, Inc. (the “Company”) (a) announced that it closed its acquisition (the “Acquisition”) of BlueHalo Financing Topco, LLC, a Delaware limited liability company (“BlueHalo”) pursuant to the terms of an Agreement and Plan of Merger entered into on November 18, 2024, and (b) drew on a term loan with an initial principal amount of $700.0 million (the “Term Loan”) and drew $225.0 million from its revolving credit facility (the “Revolving Facility”) to settle the existing indebtedness of BlueHalo and to settle transaction expenses at the closing of the Acquisition (collectively with the Term Loan, the “Financing Transactions”).

On June 30, 2025, the Company announced proposed underwritten public offerings of (i) $750.0 million of shares of its common stock (the “Common Stock Offering”) and (ii) $600.0 million aggregate principal amount of convertible senior notes due 2030 (the “Convertible Senior Notes Offering”). The Company intends to use the net proceeds of the offerings to repay indebtedness under the Term Loan, to repay indebtedness under the Revolving Facility, and any remainder for general corporate purposes. The offerings are subject to market and other conditions, and there can be no assurance as to whether or when the offerings may be completed, or as to the actual size or terms of the offerings.

This Current Report on Form 8-K is being filed to present pro forma financial information in connection with the Acquisition, the Financing Transactions, the Common Stock Offering and the Convertible Senior Notes Offering.

Each of the offerings is being made pursuant to a prospectus supplement and an effective registration statement and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy any securities in the Common Stock Offering or the Convertible Notes Offering.

Item 9.01. Financial Statements and Exhibits.

(b)            Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company, giving effect to the Acquisition, the Financing Transactions, the Common Stock Offering and the Convertible Senior Notes Offering, which includes an unaudited pro forma condensed combined balance sheet as of April 30, 2025 and an unaudited pro forma condensed combined statement of income (loss) for the year ended April 30, 2025 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The unaudited pro forma condensed combined financial information and the accompanying notes included in this Current Report on Form 8-K has been presented for informational purposes only and is not necessarily indicative of the actual financial position or results of operations that the Company would have realized had the companies been combined as of the dates or during the periods presented, nor is it intended to be indicative of any anticipated combined financial position or future results of operations that the Company may achieve after the Acquisition, the Financing Transactions, the Common Stock Offering and the Convertible Senior Notes Offering.

(d)            Exhibits.

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Unaudited pro forma condensed combined financial information and related notes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: June 30, 2025	By:	/s/ Melissa Brown
	Name:	Melissa Brown
	Title:	Executive Vice President, Chief Legal & Compliance Officer and Corporate Secretary